                                  SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /
Check the appropriate box:

/X/ Preliminary Proxy Statement       / / Confidential, For Use of the
                                          Commission Only (as permitted by
                                           Rule 14a-6(e) (2))
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Milestone Properties, Inc.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

-------------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

-------------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------
    (5) Total fee paid:

-------------------------------------------------------------------------------
    / /     Fee paid previously with preliminary materials:

-------------------------------------------------------------------------------
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)  Amount previously paid:

-------------------------------------------------------------------------------
    (2)  Form, Schedule or Registration Statement no.:

-------------------------------------------------------------------------------
    (3) Filing party:

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    (4) Date filed:

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

                               Preliminary Copies

                           MILESTONE PROPERTIES, INC.

                      150 E. Palmetto Park Road, 4th Floor
                           Boca Raton, Florida 33432

                             ---------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             ---------------------


         The Annual Meeting of Stockholders of MILESTONE PROPERTIES, INC. (the "Company"), a Delaware corporation, will be held at 575 Madison Avenue, 11th Floor, New York, New York 10022, on Friday, May 28, 1999, at 10:00 a.m., local time, for the following purposes:

         (1) To elect two Class II directors to be elected by the holders of the Company's Common Stock;

         (2) To elect three Class III directors, one to be elected by the holders of the Company's Common Stock and two to be elected by the holders of the Company's $.78 Convertible Series A Preferred Stock;

         (3) To consider and act upon a proposal to approve the Company's 1999 Stock Incentive Plan;

         (4) To consider and act upon a proposal to amend the Company's Certificate of Incorporation to reduce the authorized number of shares of capital stock and preferred stock of the Company;

         (5) To consider and act upon a proposal to amend the Company's Certificate of Incorporation to amend the procedures for the submission by a holder of the Company's Common Stock of a proposal to be considered at an annual meeting of stockholders;

         (6) To ratify the appointment of Ahearn, Jasco + Company, P.A. as the auditors for the Company for the year ending December 31, 1999; and

         (7) To consider and act upon such other matters as may properly come before the meeting or any adjournments thereof.

         Only holders of record of shares of the Company's stock at the close of business on April 26, 1999 are entitled to notice of, and to vote at, the meeting and any adjournments thereof. Voting by the holders of the Company's $.78 Convertible Series A Preferred Stock is limited to the election of two Class III directors.

         Attendance at the meeting will be limited to the Company's stockholders or their proxies having evidence of ownership and to guests of the Company. If you hold shares of the Company's stock through a bank or broker, a copy of an account statement from your bank or broker will suffice as evidence of ownership.

         You are requested to fill in, date and sign the enclosed proxy card, which is solicited by the Board of Directors of the Company, and to mail it promptly in the enclosed envelope. Any stockholder of the Company attending the meeting may vote in person even if he or she has already returned a proxy.

                                           By order of the Board of Directors,

                                           HARVEY SHORE
                                           Secretary
Boca Raton, Florida
April [30], 1999

-------------------------------------------------------------------------------
IMPORTANT: The prompt return of proxies will ensure that your shares will be voted. A self-addressed envelope is enclosed for your convenience.
-------------------------------------------------------------------------------

                               Preliminary Copies

                           MILESTONE PROPERTIES, INC.

                      150 E. Palmetto Park Road, 4th Floor
                           Boca Raton, Florida 33432

                            ------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

                                  May 28, 1999

                            ------------------------

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of MILESTONE PROPERTIES, INC. (the "Company"), a Delaware corporation, to be used at the Annual Meeting of Stockholders of the Company to be held at 575 Madison Avenue, 11th Floor, New York, New York 10022, on Friday, May 28, 1999, at 10:00 a.m., local time, and at any adjournments thereof (the "Meeting").

         The principal executive offices of the Company are located at 150 E. Palmetto Park Road, 4th Floor, Boca Raton, Florida 33432. The approximate date on which this Proxy Statement, the foregoing notice and the enclosed form of proxy card were first sent or given to holders of the Company's common stock, par value $.01 per share (the "Common Stock") and holders of the Company's $.78 Convertible Series A preferred stock, par value $.01 per share (the "Preferred Stock"), was April [30], 1999.

                                     VOTING

         Stockholders who execute proxies retain the right to revoke them at any time by notice in writing to the Secretary of the Company, by revocation in person at the Meeting or by presenting a later dated proxy. Unless so revoked, the shares represented by proxies will be voted at the Meeting. The shares represented by the proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein.

         Only stockholders of record at the close of business on April 26, 1999 (the "Record Date") are entitled to notice of, and to vote at, the Meeting. At the Meeting, holders of the Common Stock, voting as a separate class, will elect two Class II directors whose terms will expire at the Annual Meeting of Stockholders to be held in 2001, one Class III director whose term will expire at the Annual Meeting of Stockholders to be held in 2002, consider and act upon a proposal to approve the Company's 1999 Stock Incentive Plan (the "Stock Incentive Plan"), consider and act upon a proposal to amend the Company's Certificate of Incorporation to reduce the number of authorized shares of capital stock and preferred stock of the Company, consider and act upon a proposal to amend the Company's Certificate of Incorporation to amend the procedures for the submission by a holder of the Company's Common Stock of a proposal to be considered at an annual meeting of stockholders, consider and act upon a proposal to ratify the appointment of Ahearn, Jasco + Company, P.A. as the auditors for the Company to serve for the current year, and consider and act upon such other matters as may properly come before the Meeting. Each holder of Common Stock is entitled to one vote on each of the foregoing matters, for each share of Common Stock held by such holder. Holders of the Preferred Stock, voting as a separate class at the Meeting, will elect two Class III directors whose terms will expire at the Annual Meeting of Stockholders to be held in 2002 and are not otherwise entitled to vote at, or participate in, the Meeting. Each holder of Preferred Stock is entitled to one vote to fill each directorship that holders of the Preferred Stock are entitled to vote on, for each share of Preferred Stock held by such holder. There were outstanding on the Record Date approximately 4,251,042 shares of Common Stock and 16,423 shares of Preferred Stock.

         Under Delaware law and the Company's By-Laws, the presence in person or by proxy of a majority of the outstanding shares of the Common Stock is necessary to constitute a quorum at the Meeting for the matters to be voted upon by the holders of the Common Stock at the Meeting, and the presence in person or by proxy of a majority of the outstanding shares of the Preferred Stock is necessary to constitute a quorum at the Meeting for the matter to be voted upon by the holders of the Preferred Stock. For purposes of determining if a quorum is present at the Meeting, abstentions and broker "non-votes" will be included in the determination of the number of shares present at the Meeting. Abstentions will have the same effect as negative votes except with regard to the election of directors, as directors are elected by a plurality of the votes cast. Broker "non-votes" will have the same effect as negative votes on the proposal to amend the Company's Certificate of Incorporation to amend the procedures for the submission by a holder of the Company's Common Stock of a proposal to be considered at an annual meeting of stockholders because such proposal requires the approval of 75% of the outstanding shares of Common Stock. Broker "non-votes" will not be counted in the tabulations of the votes cast on other proposals presented to stockholders since shares held by a broker are not considered to be entitled to vote on matters as to which broker authority is withheld. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

         The Board of Directors does not intend to bring any matter before the Meeting except as specifically indicated in the foregoing notice, nor does the Board of Directors know of any matters which anyone else proposes to present for action at the Meeting. If any other matters properly come before the Meeting, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of securities of the Company as of the close of business on April 26, 1999 by (i) each person known by the Company to beneficially own more than 5% of any class of the Company's voting securities, (ii) each director and nominee for director of the Company, (iii) the Company's Chief Executive Officer and each of the Company's four most highly compensated executive officers who beneficially owns shares of Common Stock or Preferred Stock and (iv) all directors, nominees for director and executive officers of the Company as a group. The information in the table reflects the current conversion ratio for the Preferred Stock (which is convertible at any time, for no consideration, into Common Stock) of 0.91 shares of Preferred Stock to be surrendered for each share of Common Stock to be received upon conversion. The information in the table also gives effect to the Company's cancellation, as of the close of business on March 5, 1999, of 2,983,012 shares of Preferred Stock in connection with the settlement of a purported class action and derivative lawsuit (the "Winston Actions") brought by a holder of the Preferred Stock on his own behalf, purportedly on behalf of all holders of the Preferred Stock and derivatively on behalf of the Company against the Company, certain past and present members of its Board of Directors and executive officers, and Concord Assets Group, Inc. ("Concord").

         Except as noted below, each person has sole voting and investment power with respect to the shares beneficially owned by such person. The Common Stock is the only voting security of the Company, except that holders of the Preferred Stock currently have the right to elect two of the Company's Class III directors. A person is deemed to beneficially own a security if he or she has or shares the power to vote or dispose of the security or has the right to acquire it within 60 days.

                                                     Common Stock                          Preferred Stock
                                        ---------------------------------         ---------------------------------
                                                                 Percent                                    Percent
 Name of Beneficial Owner                Number of Shares        of Class          Number of Shares        of Class
-------------------------               -----------------       --------          -----------------       --------
Robert A. Mandor(1)                         3,066,566(2)           70.2%                  4,348(3)           26.5%

Leonard S. Mandor(1)                        3,063,945(4)           70.2                   2,500(5)           15.2

Concord Assets Group, Inc.(1)               2,903,845(6)           68.3                   2,500              15.2

Castle Plaza, Inc.(1)                       2,260,564              53.2                    -                   -

Concord Milestone, Incorporated(1)            274,910(7)           6.5                     -                   -

Concord Fund Incorporated(1)                  274,910(8)           6.5                     -                   -

George J. D'Angelo(9)                         229,000              5.4                     -                   -

Harvey J. Shore                                29,180(10)           *                      -                   -

Joseph P. Otto                                 26,462(11)           *                       326(12)           2.0

Gregory McMahon                                12,610(13)           *                       100                *

Geoffrey S. Aaronson                           12,500(14)           *                      -                   -

Harvey Jacobson                                 8,750(14)           *                      -                   -

All directors, nominees for                 3,267,168(16)          71.5                   4,774              29.1
director, and executive officers
as a group (8 persons)(15)

----------------
*   Less than 1%

(1) The address of each of the indicated stockholders is c/o Milestone Properties, Inc., 150 E. Palmetto Park Road, 4th Floor, Boca Raton, Florida 33432.

                                            (footnotes continued on next page)

(footnotes continued from previous page)

(2) Includes (a) 111,100 shares of Common Stock subject to currently exercisable options; (b) 2,031 shares of Common Stock issuable upon the conversion of 1,848 shares of Preferred Stock; (c) 590 shares of Common Stock owned directly; (d) 2,903,845 shares of Common Stock beneficially owned by Concord (see footnote (6)); and (e) 49,000 shares of Common Stock owned by Mill Neck Associates. Mill Neck Associates is a general partnership in which Leonard S. Mandor and Robert A. Mandor each own a 50% general partnership interest. Therefore, each of them has the power to vote and dispose of the 49,000 shares and, as a result of such power, are each deemed to own beneficially all of such 49,000 shares. Robert A. Mandor is an officer, director and stockholder of Concord and, therefore, may be deemed to be a beneficial owner of the shares of Common Stock beneficially owned by Concord. Robert A. Mandor disclaims beneficial ownership of the shares of Common Stock beneficially owned by Concord pursuant to Rule 13d-4 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by virtue of the ownership by Leonard S. Mandor of more than a majority of the outstanding capital stock of Concord, thereby giving Leonard S. Mandor the ultimate power to control the voting and disposition of the shares of Common Stock beneficially owned by Concord.

(3) Includes (a) 1,521 shares of Preferred Stock held in the name of Retirement Accounts Inc., as custodian for Robert A. Mandor's individual retirement account, (b) 218 shares of Preferred Stock held in the name of Resources Trust Corp., as custodian for Robert A. Mandor's individual retirement account, (c) 109 shares of Preferred Stock held in the name of Resources Trust Corp., as custodian for Elizabeth Mandor's individual retirement account and (d) 2,500 shares of Preferred Stock owned by Concord. Elizabeth Mandor is Robert A. Mandor's wife.

(4) Includes (a) 111,100 shares of Common Stock subject to currently exercisable options; (b) 2,903,845 shares of Common Stock beneficially owned by Concord (see footnote (6)); and (c) 49,000 shares of Common Stock owned by Mill Neck Associates (see footnote (2)).

(5)   Represents 2,500 shares of Preferred Stock owned by Concord.

(6) Includes (a) 274,910 shares of Common Stock held in the name of Concord Associates and beneficially owned by Concord Milestone, Incorporated ("CMI"), a wholly owned subsidiary of Concord (see footnote (7)); (b) 81,534 shares of Common Stock owned by Concord Milestone Partners, L.P., whose general partner, Concord Milestone Income II, Inc., is a wholly owned subsidiary of Concord; (c) 2,747 shares of Common Stock which Concord has the right to acquire upon conversion of 2,500 shares of the Preferred Stock directly owned by Concord; (d) 2,260,564 shares of Common Stock owned by Castle Plaza, Inc. ("CPI"), a wholly owned subsidiary of Concord; (e) 163,291 shares of Common Stock owned by Mountain View Mall, Inc., a wholly owned subsidiary of Concord; and (f) 120,799 shares of Common Stock owned by Concord Income Realty Partners VI, L.P., a limited partnership, the sole general partner and sole limited partner of which are wholly owned subsidiaries of Concord.

(7) Consists of the 274,910 shares of Common Stock beneficially owned by Concord Fund Incorporated ("CFI"). CFI is a wholly owned subsidiary of CMI.

(8) Owned as successor to Concord Associates, the registered owner of such shares.

(9) Based on information contained in a Schedule 13D, as amended and filed with the Securities and Exchange Commission (the "Commission") on November 9, 1998 by George J. D'Angelo. Mr. George D'Angelo's address is 14502 W. Dale Mabry, Suite 305, Tampa, Florida 33618.

(10) Includes 1,180 shares of Common Stock owned directly and 28,000 shares of Common Stock subject to currently exercisable options.

(11) Includes (a) 358 shares of Common Stock issuable upon conversion of 326 shares of Preferred Stock, (b) 26,000 shares of Common Stock subject to currently exercisable options and (c) 104 shares of Common Stock owned directly.

(12) These shares are held in the name of Resources Trust Corp., as custodian for Joseph P. Otto's individual retirement account.

(13) Includes (a) 110 shares of Common Stock issuable upon conversion of 100 shares of Preferred Stock and (b) 12,500 shares of Common Stock subject to options, 11,250 of which are currently exercisable and 1,250 of which will become exercisable within 60 days.

(14) Consists of 12,500 shares of Common Stock subject to options, 11,250 of which are currently exercisable and 1,250 of which will become exercisable within 60 days.

                                            (footnotes continued on next page)

(footnotes continued from previous page)

(15)   The shares of Common Stock beneficially owned by Concord (see footnote
      (6)), and Mill Neck Associates (see footnote (2)) may be deemed to be beneficially owned by both Leonard S. Mandor and Robert A. Mandor. Such shares, however, are only included once in the computation of shares beneficially owned by directors, nominees for director and executive officers as a group.

(16) Includes (a) 309,950 shares of Common Stock subject to currently exercisable options; (b) 3,750 shares of Common Stock subject to options which will become exercisable within 60 days and (c) 5,246 shares of Common Stock issuable upon the conversion of 4,774 shares of Preferred Stock.


                   PROPOSALS 1 AND 2 - ELECTION OF DIRECTORS

         The Board of Directors currently consists of six directors, five of whom are elected by the holders of the Common Stock and one of whom is elected by the holders of the Preferred Stock. The Board is divided into three classes, each of which consists of as nearly an equal number of directors as possible, and each year members of one of the three classes are elected for a three-year term. Because no annual meeting of stockholders of the Company was held during the 1998 calendar year, the Class II directors of the Company whose terms were set to expire at the 1998 Annual Meeting of Stockholders, had one been held, have continued to serve in such capacity and, pursuant to Delaware law and both the Company's Certificate of Incorporation, as amended, and By-laws, will continue to do so until their successors are elected and qualified. The terms of the Class III directors of the Company are set to expire at the Meeting. Therefore, directors to fill two classes will be elected at the Meeting. The term of the Class II directors elected at the Meeting will expire at the Annual Meeting of Stockholders to be held in 2001, when it would have expired if the Company had held an annual meeting in 1998 and had elected Class II directors at such meeting. The term of the Class III directors elected at the Meeting will expire at the Annual Meeting of Stockholders to be held in 2002.

         As a result of the Company not declaring dividends on the Preferred Stock in an aggregate amount equal to six full quarterly dividends thereon, the Preferred Stockholders are entitled, pursuant to the Certificate of Designations of the Preferred Stock, to elect an additional director to the Board of Directors at the Meeting. The Preferred Stockholders will continue to have the right to elect such additional director until the Board of Directors declares and pays (or sets apart in a trust sufficient funds for the payment of) four consecutive quarterly dividends.

         Under the Company's By-Laws, the affirmative vote of a plurality of the votes cast in person or by proxy at the Meeting by the holders of the Common Stock and the holders of the Preferred Stock, voting as separate classes, is required to elect their respective nominees for directors. Each proxy received will be voted for the election of the applicable Board of Directors' nominees, unless otherwise specified in the proxy.

         At the Meeting, the holders of Common Stock, voting as a separate class, will elect two Class II directors for a term expiring at the Annual Meeting of Stockholders to be held in 2001 and until their successors have been elected and qualified and one Class III director for a term expiring at the Annual Meeting of Stockholders to be held in 2002 and until his or her successor has been elected and qualified. In addition, the holders of the Preferred Stock, voting as a separate class, will elect two Class III directors for a term expiring at the Annual Meeting of Stockholders to he held in 2002 and until their successors have been elected and qualified. The Board of Directors' nominees for director for election as Class II directors by the holders of the Common Stock, Robert A. Mandor and Harvey Jacobson, and as a Class III director, Leonard S. Mandor, and one of the Board of Directors' nominees for director for election by the holders of the Preferred Stock, Gregory McMahon, are presently serving as directors of the Company. Harvey Shore, the Board of Directors' other nominee for director for election by the holders of the Preferred Stock, is not presently serving as a director of the Company. At this time, the Board of Directors of the Company knows of no reason why any nominee might be unable to serve. There are no arrangements or understandings between any director or nominee and any other person pursuant to which such person was elected as a director or nominee.

         By virtue of Concord's beneficial ownership of in excess of 68% of the outstanding shares of Common Stock, Concord has the power to cause the election of Leonard S. Mandor, Robert A. Mandor and Harvey Jacobson as directors of the Company at the Meeting. By virtue of Concord and its affiliates, together with certain other persons associated with the Company and members of their families, beneficially owning in excess of 50% of the outstanding shares of the Preferred Stock, Concord and its affiliates, with the vote of such other persons, would have the power to cause the election of Gregory McMahon and Harvey Shore as directors of the Company elected by the holders of the Preferred Stock at the Meeting. Each of Leonard S. Mandor and Robert A. Mandor is a director, an executive officer and a stockholder of Concord. Concord has indicated to the Company that it intends to vote its shares of Common Stock in favor of the election of Robert A. Mandor and Harvey Jacobson as Class II directors and Leonard S. Mandor, Gregory McMahon and Harvey Shore as Class III directors. The presence at the Meeting of Concord's shares of Common Stock would establish a quorum for such class and the presence at the Meeting of the shares of Preferred Stock owned by Concord and its affiliates would virtually guarantee the presence of a quorum of the shares of Preferred Stock.

         If a quorum of holders of the Preferred Stock is not established at the Meeting, no additional Class III director would be elected by the holders of the Preferred Stock at the Meeting and Gregory McMahon, the current Preferred Stockholder director would continue to serve in such capacity until his successor is elected and qualified, but the holders of the Preferred Stock would have the power to adjourn the Meeting until a quorum is present or represented and would retain the right to elect two directors to the Board of Directors pursuant to, and subject to the limitations set forth in, the Certificate of Designations of the Preferred Stock.

         Certain information concerning the Board of Directors' nominees for directors is set forth below:

Class II (Term To Expire 2001)


                   Name of Director                       Age                 Director of the Company since
        ----------------------------------------      ------------       ----------------------------------------
                  Robert A. Mandor                        47                          December 1990

                  Harvey Jacobson                         56                          December 1990

         The Board of Directors recommends a vote FOR the election of the two nominees to the Company's Board of Directors. Proxies received from holders of shares of Common Stock will be voted FOR the election of Robert A. Mandor and Harvey Jacobson unless otherwise specified in the proxy.

Class III (Term To Expire 2002)


                    Name of Director                       Age                 Director of the Company since
         ----------------------------------------       -----------       -----------------------------------------
                    Leonard S. Mandor                       52                         December 1990

                    Gregory McMahon                         48                            May 1991

                    Harvey Shore                            54

         The Board of Directors recommends a vote FOR the election of the three nominees to the Company's Board of Directors. Proxies received from holders of shares of Common Stock will be voted FOR the election of Leonard S. Mandor unless otherwise specified in the proxy. Proxies received from holders of shares of Preferred Stock will be voted FOR the election of Gregory McMahon and Harvey Shore unless otherwise specified in the proxy.

         The following individuals are the Company's other directors, whose terms of office will continue after the Meeting until the Annual Meeting of Stockholders to he held in 2000:

Class I (Term Expires 2000)


                    Name of Director                       Age                 Director of the Company since
         ----------------------------------------       -----------       -----------------------------------------
                  Geoffrey S. Aaronson                      48                         December 1990

                  Joseph P. Otto                            45                         November 1996

         Geoffrey S. Aaronson is a shareholder of the law firm of Schantz, Schatzman, Aaronson and Perlman, P.A. in Miami, Florida. He has been with such firm since 1983. Mr. Aaronson's practice emphasizes corporate and business financial reorganizations.

         Harvey Jacobson has been the Chief Executive Officer of Glencraft Lingerie Corporation, a lingerie manufacturing company, since 1985.

         Leonard S. Mandor has served as Chairman of the Board and Chief Executive Officer of the Company since the Company began operations on December 18, 1990. Mr. Mandor is also the Chief Executive Officer and a director of Concord and has been associated with Concord since its inception in 1981.

         Robert A. Mandor has served as President, Chief Financial Officer and a director of the Company since it began operations on December 18, 1990. Mr. Mandor is also the President and a director of Concord and has been associated with Concord since its inception in 1981.

         Gregory McMahon is a Certified Public Accountant and has been a partner in the accounting firm of John McMahon & Sons for more than 17 years. Mr. McMahon specializes in taxation and real estate.

         Joseph P. Otto has served as a Vice President of the Company since it began its operations in December 1990. Mr. Otto is also a Vice President of Concord and has been associated with Concord since 1984.

         Harvey Shore has served as Secretary and a Senior Vice President of the Company since it began operations on December 18, 1990. Mr. Shore is also a Senior Vice President of Concord and has been associated with Concord since 1983.

         Leonard S. Mandor and Robert A. Mandor are brothers. There are no other family relationships among any other directors or executive officers of the Company.

Committees and Meetings of the Board of Directors

         The Board of Directors currently has the following committees:

o The Audit Committee, consisting of Messrs. Aaronson, Jacobson and McMahon. The Audit Committee's function is to assist the Board of Directors in fulfilling its fiduciary responsibilities relating to accounting and reporting, and to maintain an independent line of communication between the Board of Directors, the Company's auditors and the Company's internal accounting staff.

o The Compensation Committee, consisting of Messrs. Aaronson, Jacobson and McMahon. The Compensation Committee's function is to recommend to the Board of Directors the appropriate level of compensation (including incentive compensation based upon performance-related criteria) to be paid to the Company's executives. The Compensation Committee is also responsible for administering and making grants under the Company's 1993 Employee Stock Option Plan (the "Employee Plan") and, if the Stock Incentive

     Plan is approved at the Meeting, for administering such plan. See "Proposal 3 - Approval of 1999 Stock Incentive Plan."

o The Executive Committee, consisting of Leonard S. Mandor, Robert A. Mandor and Joseph P. Otto. The Executive Committee's function is to exercise certain powers of the Board of Directors, when necessary or appropriate for the efficient management of the business and affairs of the Company, between meetings of the Board of Directors.

o The Related Party Transaction Committee (the "RPT Committee"), consisting of Messrs. Aaronson, Jacobson and McMahon. The RPT Committee's function is to evaluate the appropriateness of entering into, the terms of, and enforcing, transactions with affiliates and related parties.

         Members of each committee are appointed annually. The Company does not have a standing Nominating Committee.

         During the year ended December 31, 1998, the Board of Directors held seven meetings, the Compensation Committee held three meetings, the RPT Committee held two meetings, the Audit Committee held two meetings, and the Executive Committee acted by unanimous consent one time. During 1998, all directors attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board of Directors on which he served, except that Leonard S. Mandor attended five of the seven meetings (71%) of the Board of Directors.

Compensation of Directors

         Each of the Company's directors who is not an employee of the Company receives an annual fee of $20,000 for serving as a director, and each member of the Compensation Committee, the RPT Committee and the Audit Committee receives a fee of $600 for each committee meeting attended. All directors are also entitled to be reimbursed for their reasonable out-of-pocket expenses in connection with all meetings of the Board of Directors and committee meetings attended.

         Under the Company's 1993 Nonemployee Director Stock Option Plan (the "Director Plan"), each director who is not an employee of the Company is granted options to purchase 2,500 shares of Common Stock on the director's first election to the Board of Directors and, thereafter through December 28, 2003, is granted options to purchase an additional 2,500 shares of Common Stock at the time of each annual meeting of stockholders for his or her prior year of service as a director. Generally, one-half of each such grant of 2,500 options becomes exercisable on the first anniversary of the date of the grant and the other half of such grant becomes exercisable on the second anniversary of the date of the grant. Because the Company did not hold an annual meeting of stockholders during 1998, the nonemployee directors were not granted any options during the year ended December 31, 1998.

         If the Stock Incentive Plan is approved by the Company's stockholders at the Meeting, each of the Company's directors would be eligible to receive awards from the Company of stock options, stock appreciation rights ("SARs") and/or shares of Common Stock, or any combination thereof, as determined by the Compensation Committee. See "Proposal 3- Approval of 1999 Stock Incentive Plan" herein for a discussion of the terms of the Stock Incentive Plan.

Executive Officers

         In addition to the person described below, Leonard S. Mandor, Robert
A. Mandor, Joseph P. Otto and Harvey Shore are also executive officers of the Company, holding the offices described above. The Company has entered into Employment Agreements with each of its executive officers. Such agreements are described under the caption "EXECUTIVE COMPENSATION - Employment Arrangements and Compensation Plans."

         Patrick S. Kirse, age 30, was appointed Vice President of Accounting of the Company in September 1997 and has served as Controller of the Company since October 1997. Mr. Kirse had served as a non-executive Vice

President of the Company from February 1996 until September 1997 and has been associated with the Company since March 1995. From January 1992 until March 1995, Mr. Kirse, a Certified Public Accountant, was an accountant with Deloitte & Touche LLP.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who beneficially own greater than 10% of a registered class of the Company's equity securities to file certain reports ("Section 16 Reports") with the Securities and Exchange Commission with respect to ownership and changes in ownership of the Common Stock, the Preferred Stock and other equity securities of the Company. Based solely on the Company's review of the Section 16 Reports furnished to the Company and written representations from reporting persons, all Section 16(a) requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with during the year ended December 31, 1998.


                             EXECUTIVE COMPENSATION

         The following table sets forth certain information concerning compensation paid by the Company to its Chief Executive Officer and each of its four most highly compensated executive officers (together, the "Named Executive Officers") for services rendered in all capacities to the Company and its subsidiaries for each of the Company's last three fiscal years.

                           Summary Compensation Table

                                                     Annual
                                                  Compensation                           Long-Term Compensation
                                          -------------------------------       ------------------------------------
                                                                                       Awards             Payouts
                                                                                       ------             -------
Name and                                       Salary         Bonus             Securities Underlying   LTIP Payouts
Principal Position               Year           ($)            ($)                   Options (#)             ($)
------------------               ----          -----          -----             ---------------------   ------------
Leonard S. Mandor                1998         425,427       191,442                      -               334,730(1)
  Chairman and Chief             1997         405,168       182,326                  111,100(2)          409,482
  Executive Officer              1996         385,875         -                          -                   -

Robert A. Mandor                 1998         364,655       164,095                      -               334,730(1)
  President and Chief            1997         347,287       156,279                  111,100(2)          409,482
  Financial Officer              1996         330,750         -                          -                   -

Harvey Shore                     1998         151,264        45,379                      -                   -
  Senior Vice President          1997         138,519        41,556                   28,000(2)              -
  and Secretary                  1996         137,200        20,580                      -                   -

Joseph P. Otto                   1998         183,750        62,295                      -                   -
  Vice President                 1997         155,696        51,639                   26,000(2)              -
                                 1996         137,200        24,380                      -                   -

Patrick S. Kirse                 1998         100,000        30,000                      -                   -
  Vice President and             1997          84,404         5,000                      -                   -
  Controller                     1996          71,416         -                          -                   -

-----------------
(1) Amounts were accrued in 1997 based upon 9% of the cumulative adjusted pre-tax profits of Milestone Asset Management, Inc. ("MAMI"), a wholly owned subsidiary of the Company, and were paid on January 6, 1998.

(2) Includes both new grants of options to purchase shares of Common Stock pursuant to the Employee Plan and grants of options which were issued to such executive officer upon the cancellation of outstanding options to purchase shares of Common Stock.

         Except as set forth above, no other annual compensation, restricted stock awards, SARs or other compensation (as defined in Item 402 of Regulation S-K promulgated pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended), were awarded to, earned by or paid to, any of the Named Executive Officers during any of the last three fiscal years.

Stock Option Plan

         No stock options were granted to the Named Executive Officers under the Employee Plan during the year ended December 31, 1998 and the Company does not have any plan pursuant to which SARs may be granted. If Proposal 3 is approved at the Meeting, the Company would be able to grant SARs to the Named Executive Officers (as well as other individuals) under the Stock Incentive Plan.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

         The following table sets forth information with respect to the value at December 31, 1998 of unexercised stock options held by the Named Executive Officers. No options were exercised by any Named Executive Officer and no SARs were granted by the Company during the year ended December 31, 1998.


                                             Number of Securities Underlying       Value of Unexercised
                                              Unexercised Options at Fiscal        In-the-Money Options
                                                       Year-End (1)               at Fiscal Year-End(2)

                                               Exercisable / Unexercisable     Exercisable /  Unexercisable
Name                                                      (#)                             ($)
----                                           ---------------------------     ----------------------------
Leonard S. Mandor                                       111,100/0                      34,719/0
Robert A. Mandor                                        111,100/0                      34,719/0
Harvey Shore                                             28,000/0                       8,750/0
Joseph P. Otto                                           26,000/0                       8,125/0
Patrick S. Kirse                                           0/0                           0/0

----------------------
(1) Each option is exercisable for one share of Common Stock.

(2) Based upon the last bid price for a share of the Common Stock of $0.8125 as of the close of business on December 31, 1998, less the exercise price of each such option.


Employment Arrangements and Compensation Plans

         During 1998, the Company had employment agreements with each of Leonard S. Mandor, Robert A. Mandor, Joseph P. Otto and Harvey Shore which were entered into in March 1993, effective as of January 1, 1993, each of which had initial three year terms and could have been terminated on 30 days written notice by either the Company or the executive officer. Pursuant to such agreements, Leonard S. Mandor served as the Company's Chief Executive Officer, Robert A. Mandor served as the Company's President and Chief Financial Officer, Harvey Shore served as Senior Vice President and Secretary of the Company and Joseph P. Otto served as a Vice President of the Company. In April 1996, the Compensation Committee recommended, and the Board of Directors approved, three year extensions, effective as of January 1, 1996, to each such employment agreement. All of the agreements terminated at midnight on December 31, 1998. Pursuant to the agreements, each of the individual executive officers named above were entitled to receive annually a base salary and a discretionary bonus. The initial annual base salary of each executive officer was subject to annual increases at the discretion of the Board of Directors. In addition, the agreements provided for certain benefits, including health care and life insurance. In March 1995, the agreements between the Company and each of Harvey Shore and Joseph P. Otto were amended to provide for six months' base salary as severance pay in the event of the termination of their respective employment with the Company without cause (as defined in such agreements). The Compensation Committee recommended, and the Board of Directors approved, increases in the base salary of each of Leonard S. Mandor, Robert A. Mandor, Harvey Shore and Joseph P. Otto for the fiscal years ended December 31, 1994, 1995, 1996, 1997 and 1998. In addition, effective August 1, 1997, Joseph P. Otto's base salary was increased in connection with an increased work load and greater responsibilities assumed by Mr. Otto in connection with the resignation of another executive officer. For the year ended December 31, 1998, the base salaries of the above named executive officers were as follows: Leonard S. Mandor -- $425,427, Robert A. Mandor -- $364,655, Harvey Shore -- $151,264 and Joseph P. Otto -- $183,750.

         In March 1993, the Company entered into separate severance agreements (the "Severance Agreements") with each of Leonard S. Mandor, Robert A. Mandor, Harvey Shore and Joseph P. Otto. The Severance Agreements, which were superceded on January 1, 1999 by new employment agreements (as discussed below), provided that if the applicable executive's employment was terminated by the Company without "cause" or by the executive for "good reason" within three years of a "change in control" of the Company, the Company would pay to the executive a termination payment of up to three times the executive's annual salary plus certain bonuses, would pay to the executive all accrued fringe benefits and would continue to provide insurance coverage as in effect on the date of termination. For purposes of the Severance Agreements, "cause" included certain misconduct by the executive, conviction of the executive of certain felonies and neglect of the executive's duties; "good reason" included a breach by the Company of the executive's employment agreement or severance agreement, removal of the executive from any positions without cause or a significant adverse change in the executive's working conditions or status; and "change in control" included certain acquisitions of voting securities giving a person 20% or more of the combined voting power of the Company, certain changes in the composition of the Company's Board of Directors, certain mergers, consolidations, reorganizations or dispositions of assets or the liquidation or dissolution of the Company.

         Effective as of January 1, 1999, the Company entered into new employment agreements with each of Leonard S. Mandor, Robert A. Mandor, Harvey Shore, Joseph P. Otto and Patrick S. Kirse. Such agreements have an initial three year term which will be automatically extended for additional consecutive one year periods unless written notice is given by either party to the other no later than 60 days before the expiration of the term. Pursuant to such agreements, Leonard S. Mandor will continue to serve as the Chief Executive Officer of the Company, Robert A. Mandor will continue to serve as the President and Chief Financial Officer of the Company, Harvey Shore will continue to serve as Secretary and a Senior Vice President of the Company, Joseph P. Otto will continue to serve as a Vice President of the Company and Patrick S. Kirse will continue to serve as a Vice President of the Company. Under each such agreement, the executive is provided an annual base salary which is subject to annual adjustments at the discretion of the Board of Directors of the Company (or a committee thereof), but which may not be reduced to less than the base salary of such executive for the initial year of his agreement. Pursuant to their respective agreement, the initial base salary of each of the executive officers is as follows: Leonard S. Mandor -- $446,698, Robert A. Mandor -- $382,887, Harvey Shore -- $158,826, Joseph P. Otto -- $192,938 and Patrick S. Kirse -- $105,000. Effective as of April 19, 1999, the employment agreements of Robert A. Mandor and Harvey Shore were amended to increase each such executive's base salary by $25,000 and $18,358.34, respectively, in connection with an increased work load and greater responsibilities. In addition, pursuant to their respective agreement, each executive officer may be given an annual bonus. Bonuses awarded to Messrs. Shore, Otto and Kirse pursuant to each executive's agreement are subject to the sole discretion of the Board of Directors of the Company and are in addition to any bonuses awarded to them under the Management Incentive Plan (the "Management Incentive Plan"), as adopted by the Compensation Committee of the Company on May 24, 1994, and bonuses payable to Leonard S. Mandor and Robert A. Mandor are to be paid in accordance with the guidelines set forth in the Management Incentive Plan and/or as otherwise determined by the Board of Directors of the Company in its discretion. The employment agreements also provide each executive officer with certain benefits, including a term life insurance policy generally providing for a benefit of no less than $200,000 and eligibility to participate in all benefit plans established by the Company (including, but not limited to, medical, bonus and stock option programs). If an executive's employment is terminated by the Company without "cause" or in connection with, or as a result of, a "change of control" within three years of such "change in control," including the executive's voluntary termination of his employment with the Company within 60 days of a "change in control" if there is a material change in the executive's working condition or status, the Company would be obligated to pay to the executive a termination payment of up to three times the executive's annual salary, then in effect, plus certain bonuses, and would be obligated to pay to the executive all fringe benefits accrued at the time of termination. For purposes of the employment agreements, "cause" includes certain misconduct by the executive, conviction of the executive of a felony and neglect of the executive's duties and "change of control" includes certain acquisitions of voting securities giving a person 20% or more of the combined voting power of the Company, certain changes in the composition of the Company's Board of Directors, certain mergers or other business combinations, cash tender or exchange offers, dispositions of assets or the liquidation or dissolution of the Company.

         In February 1994, the Compensation Committee recommended, and the Board of Directors of the Company approved, the creation of (i) the Management Incentive Plan under which annual bonuses may be awarded to the Company's executive officers pursuant to a formula based on (a) the Company's adjusted pre-tax net profit for each year compared to an adjusted pre-tax net profit target that is established for that year by the Compensation Committee, (b) the performance of the Common Stock and the Preferred Stock for that year and (c) for the Company's executive officers other than the two most senior executive officers (Leonard S. Mandor and Robert A.

Mandor) the achievement of certain individual performance objectives that were established for that year by the Compensation Committee and (ii) the Long Term Incentive Plan (the "LTIP") providing for a cash bonus to each of Leonard S. Mandor and Robert A. Mandor of 9% of the adjusted pre-tax net profits of MAMI in 1994, 1995 and 1996, which was subsequently extended to cover 1997, 1998, 1999 and 2000. Based on the achievement of certain Company performance objectives, the Compensation Committee recommended the award of, and the Board of Directors approved and awarded to Leonard S. Mandor and Robert A. Mandor, bonuses for 1998 of $191,442 and $164,095, respectively, under the Management Incentive Plan. In addition, on January 6, 1998, each of Leonard S. Mandor and Robert A. Mandor were paid $334,730, representing bonuses accrued to them under the LTIP for 1997. In January 1999, pursuant to the Management Incentive Plan, Harvey Shore, Joseph P. Otto and Patrick S. Kirse were paid bonuses for 1998 of $45,379, $62,295 and $30,000, respectively.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the fiscal year ended December 31, 1998, the Compensation Committee of the Board of Directors of the Company consisted of Messrs. Aaronson, Jacobson and McMahon. Mr. Aaronson is a shareholder in the law firm of Schantz, Schatzman, Aaronson & Perlman, P.A., which firm performed various legal services for the Company during the year ended December 31, 1998. Mr. McMahon is a partner in the independent certified public accounting firm of John McMahon & Sons, which firm performed accounting, tax and other general business advisory services for the Company and its subsidiaries during the year ended December 31, 1998 and which firm derives a substantial portion of its revenues from the services it provides to the Company, its subsidiaries and affiliates. The Company paid $32,500 to John McMahon & Sons for services provided to the Company during the year ended December 31, 1998. There were no interlocks or insider participants as defined in the proxy regulations of the Securities and Exchange Commission during the fiscal year ended December 31, 1998.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee is responsible for recommending to the Board of Directors the overall direction for the executive compensation strategy of the Company and for the ongoing monitoring of the strategy's implementation. In addition to recommending and reviewing the compensation of the executive officers, it is the responsibility of the Compensation Committee to recommend new incentive compensation plans and to implement changes and improvements to existing compensation plans, all subject to the approval of the Board of Directors. If the 1999 Stock Incentive Plan is approved at the Meeting, the Compensation Committee will be responsible for administering such plan. See "Proposal 3 - Approval of 1999 Stock Incentive Plan." The Compensation Committee makes its compensation determinations based upon input from the Company's management and other directors, its own analysis of such information as well as of information it compiles on its own, and the business experience of the Compensation Committee's members.

Overall Policy

         The Compensation Committee believes that the Company's executive officers constitute a highly qualified and motivated management team. The Compensation Committee further believes that the stability of the management team, as well as the Company's ability to continue to incentivize management and retain highly qualified executives, will be a contributing factor to the Company's growth and success. The major elements of the Company's executive compensation program are fixed compensation in the form of base salary and variable compensation in the form of annual cash incentive bonuses and stock options. Executive officers are also entitled to customary benefits usually available to all employees of the Company, including health care and life insurance.

Federal Income Tax Deductibility of Executive Compensation

         Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the amount of compensation a publicly held corporation may deduct as a business expense for Federal income tax purposes. The limit, which applies to a company's chief executive officer and the four other most highly compensated executive officers, is $1 million (the "Deductibility Limit"), subject to certain exceptions. The exceptions include the general exclusion of performance-based compensation from the calculation of an executive officer's compensation for purposes of determining whether his or her compensation exceeds the Deductibility Limit. The Compensation

Committee has determined that compensation payable to the executive officers should generally meet the conditions required for full deductibility under
Section 162(m) of the Code. While the Company does not expect to pay its executive officers compensation in excess of the Deductibility Limit, the Compensation Committee also recognizes that in certain instances it may be in the best interest of the Company to provide compensation that is not fully deductible.

Base Salary

         Each of the Company's executive officers, except Patrick S. Kirse, had employment agreements with the Company which were operative during the year ended December 31, 1998. Each such agreement set an initial base salary for the executive with whom the agreement was entered into and provided for discretionary annual increases of base salary. The Compensation Committee considers various factors in its annual review of the base salaries of all executives including the executive's level of responsibility, tenure with the Company, prior year's total compensation, effectiveness of management and other subjective factors. The Compensation Committee then makes recommendations to the full Board of Directors regarding any increases in the base salaries of the executive officers. The full Board of Directors then discusses and reviews such recommendations and makes such adjustments to the executives' base salaries as it deems appropriate. Effective January 1, 1999, the Company entered into new three year employment agreements with each of its executive officers, including Mr. Kirse. See "EXECUTIVE COMPENSATION - Employment Arrangements and Compensation Plans." Pursuant to such new agreements, the base salary of each executive officer may be increased annually under the same procedures described above in connection with the previous employment agreements. Such salary adjustments are based on annual evaluations of the performance of the Company and each executive officer, and take into account any new responsibilities of the executive.

Annual Incentives

         Discretionary cash bonuses may be granted to each of the Company's executive officers pursuant to their respective employment agreements. In addition, pursuant to the Management Incentive Plan, cash bonuses are payable annually to each of Leonard S. Mandor, Robert A. Mandor, Harvey Shore, Joseph
P. Otto and Patrick S. Kirse based upon certain criteria. Pursuant to the Management Incentive Plan, the Company's Chief Executive Officer and President may receive bonuses based upon the Company's adjusted pre-tax net profit and the performance of the Common Stock and the Preferred Stock while the Company's other executive officers may receive bonuses based upon the Company's adjusted pre-tax net profit, the performance of the Common Stock and the Preferred Stock, and the achievement of certain individual performance objectives.

Long Term Incentives

         Long Term Incentive Plan. Under the Company's LTIP, Leonard S. Mandor and Robert A. Mandor were each originally entitled to cash bonuses based upon 9% of the adjusted pre-tax net profit for 1994, 1995 and 1996 of MAMI. The LTIP was extended so that Leonard S. Mandor and Robert A. Mandor were and are entitled to cash bonuses based upon 9% of the adjusted pre-tax net profit of MAMI for 1997, 1998, 1999 and 2000.

         Stock Options, SARs and Stock Awards. Under the Company's 1993 Employee Stock Option Plan, options to purchase shares of Common Stock have been granted to the executive officers of the Company. Such grants will continue under the Stock Incentive Plan, if approved by the Company's stockholders at the Meeting. In addition, if the Stock Incentive Plan is approved, the Company will also be able to award to the executives of the Company SARs and shares of Common Stock, and any combination thereof. The grant of stock options, SARs and stock awards to the Company's executive officers is intended to align the executive officers' long-range interests with those of the Company's stockholders by providing the executive officers with the opportunity to build a meaningful stake in the Company and create stockholder value as reflected in growth on the market price of the Common Stock.

Chief Executive Officer Compensation

         The compensation paid to the Company's Chief Executive Officer, Leonard S. Mandor, in fiscal 1998 consisted of base salary and bonus and was established pursuant to his employment agreement with the Company as well as his participation in the Management Incentive Plan and the LTIP. Under the terms of his employment agreement (taking into account annual discretionary adjustments to his base salary), Mr. Mandor received an annual base salary of $425,427 and bonus compensation in the amount of $191,442 for fiscal 1998. The terms of the employment agreement that was operative for 1998, as well as those of a new employment agreement which will be operative for 1999, are described in detail under the section "EXECUTIVE COMPENSATION - Employment Arrangements and Compensation Plans" of this Proxy Statement. In addition, under the LTIP, Mr. Mandor was entitled to a cash bonus based upon 9% of the adjusted pre-tax net profit of MAMI. While Mr. Mandor did not accrue any bonus under the LTIP for the year ended December 31, 1998, he received a payout of $334,730 under the LTIP on January 6, 1998 for bonuses accrued for the fiscal year ended December 31, 1997.

                          The Compensation Committee of the Board of Directors

                          GEOFFREY S. AARONSON
                          HARVEY JACOBSON
                          GREGORY MCMAHON

                               PERFORMANCE GRAPH

         The following performance graph compares the yearly percentage change for the five fiscal years ended December 31, 1998 in the cumulative total stockholder return on the Common Stock with the cumulative total return on the S&P 500 Composite Index and in a self-determined peer group. The companies included in the self-determined peer group are Acadia Realty Trust, Saul Centers Inc., Burnham Pacific Properties, Bradley Real Estate, Inc., Centertrust Retail Properties, Developers Diversified Realty, Federal Realty Investment Trust, IRT Property Co., JDN Realty Corp., Kimco Realty Corp., Konover Property Trust, New Plan Excel Realty Trust, Regency Realty Corp., Western Investment Real Estate Trust and Weingarten Realty. The performance shown is not necessarily indicative of future performance.

         Effective as of the opening of the trading session on September 11, 1998, the Common Stock (and the Preferred Stock) was delisted from the New York Stock Exchange. Since about July 6, 1998, a market has been made for shares of the Common Stock (and the Preferred Stock) on the Over-The-Counter Bulletin Board (the "OTC Bulletin Board").

                     Milestone            S&P 500              Peer Group
                     Properties, Inc.     Companies Index      Index
                     ----------------     ---------------      ----------
    12/31/93         100                  100                   100
    12/30/94          74.36               101.32                 93.06
    12/29/95          36.26               139.4                  91.58
    12/31/96          18.13               171.41                110.03
    12/31/97          16.48               228.61                119.23
    12/31/98          21.43               293.34                109.84

Value of $100.00 invested after five years(1):
         Milestone Properties Inc. Common Stock              $21.43
         S&P 500 Composite Index                            $293.94
         Peer Group Index                                   $109.84

(1) Assumes the investment of $100 on December 31, 1993 in the Common Stock, the S&P 500 Composite Index and the self-determined peer group index and assumes the reinvestment of dividends except as set forth in this footnote. The graph accounts for the spin-off (the "Spin-off") by the Company on November 21, 1995 of Union Properties Investors, Inc. ("UPI"), a then wholly owned subsidiary of the Company, as a result of which one share of UPI's common stock was distributed to each Common Stockholder of the Company for each share of Common Stock then held. For purposes of the graph, the Spin-off has been treated as a cash distribution, before any taxes, and the Company has assumed that the proceeds therefrom were reinvested in shares of Common Stock. The first available market share price for a share of UPI common stock following the Spin-off was on December 4, 1995 which reflected a fair market value of $.50 per share at such time. On February 27, 1997, UPI was sold to Kranzco Realty Trust ("KRT") as a result of which UPI common stockholders received, for each share of UPI common stock then held, an amount of KRT preferred stock then estimated to be equivalent to $7.81. The sale of UPI to KRT and the UPI common stockholders' receipt of KRT preferred stock has not been reflected in the graph.

               PROPOSAL 3 - APPROVAL OF 1999 STOCK INCENTIVE PLAN

         Effective as of March 24, 1999, the Board of Directors of the Company adopted, at the recommendation of the Compensation Committee and subject to stockholder approval, the 1999 Stock Incentive Plan. Pursuant to the Stock Incentive Plan, the Company may grant to eligible persons awards including, but not limited to, incentive stock options ("ISOs") within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), non-qualified stock options ("NSOs"), SARs and stock awards.

         The following summary of certain features of the Stock Incentive Plan is qualified in its entirety by reference to the full text of the Stock Incentive Plan, which is attached to this Proxy Statement as Exhibit A. All capitalized terms used but not defined herein have the respective meanings ascribed to them in the Stock Incentive Plan.

         The affirmative vote of holders of a majority of the outstanding shares of Common Stock present in person or by proxy at the Meeting is necessary for approval of the Stock Incentive Plan.

         The Board of Directors recommends a vote FOR the proposal to approve the Stock Incentive Plan.

         Proxies received in response to this solicitation will be voted FOR the proposal to approve the Stock Incentive Plan, unless otherwise specified in the proxy.

Nature and Purpose of the Stock Incentive Plan

         The purposes of the Stock Incentive Plan are to induce certain individuals to remain in the employ or service of, or to continue to serve as directors of or as independent consultants, advisers or agents to, the Company and its present and future subsidiary corporations (each a "Subsidiary"), as defined in section 424(f) of the Code, to attract new individuals to enter into such employment and service and to encourage such individuals to secure or increase on reasonable terms stock ownership in the Company. The Board of Directors believes that the granting of awards under the Stock Incentive Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company and aid in securing its continued growth and financial success.

Duration and Modification

         The Stock Incentive Plan will terminate not later than March 23, 2009. The Board of Directors may at any time terminate the Stock Incentive Plan or make such modifications to the Stock Incentive Plan as it may deem advisable. However, the Board may not, without approval by the stockholders of the Company, increase the number of shares of Common Stock as to which awards may be granted under the Stock Incentive Plan, change the class of persons eligible to participate in the Stock Incentive Plan or change the manner of determining stock option prices.

Administration of the Plan

         The Stock Incentive Plan will be administered by the Compensation Committee of the Board of Directors of the Company, currently consisting of three non-employee directors. The members of the Compensation Committee are appointed annually by, and serve at the pleasure of, the Board of Directors. Currently, the Compensation Committee is comprised of Messrs. Aaronson, Jacobson and McMahon.

         The Compensation Committee will have discretion to determine the participants under the Stock Incentive Plan, the types, terms and conditions of the awards granted, including performance and other earnout and/or vesting contingencies, permitting transferability of awards to third parties, interpreting the Stock Incentive Plan's provisions and administering the Stock Incentive Plan in a manner that is consistent with its purpose.

Securities Subject to the Stock Incentive Plan; Market Price

         The number of shares of Common Stock reserved for issuance upon exercise of awards granted under the Stock Incentive Plan will be 500,000.

         The average bid and ask price of a share of Common Stock on April 26, 1999 was $1.875.

Eligibility and Extent of Participation

         The Stock Incentive Plan provides for discretionary grants of awards to employees, non-employee directors, consultants, advisers and agents to the Company.

         No single participant may receive stock options and/or SARs under the Stock Incentive Plan in any one calendar year to purchase more than 100,000 shares of Common Stock.

         The maximum number of shares of Common Stock that may be issued under the Stock Incentive Plan as awards other than stock options is 250,000 shares, or one-half of the total number of shares reserved for issuance under the Stock Incentive Plan. The maximum payment that may be made for awards granted to any one individual for any single or combined performance goals established for a specified performance period under the Stock Incentive Plan is $250,000. A specified performance period for purposes of this performance goal payment limit may not exceed a 60 consecutive month period.

Stock Options

         Under the Stock Incentive Plan, the Compensation Committee may grant awards in the form of options to purchase shares of Common Stock. The Compensation Committee will determine the number of shares subject to each stock option, the manner and time of the option's exercise and the exercise price per share of Common Stock subject to the option. The initial per share exercise price for an ISO may not be less than the fair market value on the date of grant, or 110% of such fair market value with respect to a participant who, at such time, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company. The initial per share exercise price for a NSO may not be less than 50% of the fair market value of a share of Common Stock on the date of grant. No NSO may be granted at a price below fair market value of a share of Common Stock on the date of grant to any person who is or may reasonably become a "covered employee" under Section 162(m) of the Code.

         No option granted pursuant to the Stock Incentive Plan may be exercised more than 10 years after the date of grant, except that ISOs granted to participants who own more than 10% of the total combined voting power of all classes of stock of the Company at the time that the ISO is granted may not be exercised more than five years after the date of grant. No participant may be granted ISOs which are exercisable for the first time in any one calendar year with respect to Common Stock having an aggregate fair market value in excess of $100,000 on the date of grant.

Stock Appreciation Rights

         The Stock Incentive Plan authorizes the Compensation Committee to grant SARs either in tandem with a stock option or other award or independent of an award. An SAR is a right to receive a payment equal to the excess of the aggregate market price at the time of exercise of a specified number of shares of Common Stock over the aggregate exercise price of the SAR's being exercised. The payment may be made in cash, shares of Common Stock or a combination thereof.

Stock Awards

         The Stock Incentive Plan also permits the grant of stock awards. A stock award is a grant of shares or of a right to receive shares of Common Stock (or their cash equivalent or a combination of both) in the future. Each stock award will be subject to conditions, restrictions and contingencies established by the Compensation Committee. These may include continuous service and/or the achievement of performance goals. Such performance goals are to be established by the Compensation Committee and must be related to cash generation targets, profit, revenue and market share targets, profitability targets as measured by return ratios, stockholder returns and other related criteria. The Compensation Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes with the measurement based on Company or business unit performance and/or on performance as compared with that of other publicly traded companies.

Voting Rights

         Neither any participant nor his or her legal representatives will be deemed to be the holder of, nor have any interest or voting rights in, any share of Common Stock covered by an award unless and until a certificate for such share has been issued.

Adjustments

         The number of shares available for grant under the Stock Incentive Plan and covered by each award granted thereunder will be adjusted in the event of a stock dividend, reorganization, recapitalization, stock split, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation or, as may be determined by the Compensation Committee, in the event of any other change affecting the number or kind of outstanding shares of Common Stock. In the event of the dissolution or liquidation of the Company, or a merger, reorganization or consolidation in which the Company is not the surviving corporation, the Board, in its discretion, may accelerate the payment of any award, the exercisability of outstanding awards and/or terminate the same within a reasonable time thereafter.

Federal Income Tax Consequences of Issuance and Exercise of Stock Options

         The following discussion of the Federal income tax consequences of the granting and exercise of stock options under the Stock Incentive Plan, and the sale of Common Stock acquired as a result thereof, is based on an analysis of the Code as currently in effect, existing laws, judicial decisions and administrative rulings and regulations, all of which are subject to change. In addition to being subject to the Federal income tax consequences described below, an optionee may also be subject to state and/or local income tax consequences in the jurisdiction in which he works and/or resides.

Non-Qualified Stock Options:

         No income will be recognized by an optionee at the time a NSO is granted.

         Ordinary income will be recognized by an optionee at the time a NSO is exercised, and the amount of such income will be equal to the excess of the fair market value on the exercise date of the shares issued to the optionee over the exercise price. In the case of an employee, this ordinary (compensation) income will also constitute wages subject to the withholding of income tax and the Company will be required to make whatever arrangements are necessary to ensure that the amount of the tax required to be withheld is available for payment in money.

         Capital gain or loss on a subsequent sale or other disposition of the shares of Common Stock acquired upon exercise of a NSO will be measured by the difference between the amount realized on the disposition and the tax basis of such shares. The tax basis of the shares acquired upon the exercise of the option will be equal to the sum of the exercise price of an option and the amount included in income with respect to the option.

         If an optionee makes payment of the exercise price by delivering shares of Common Stock, he generally will not recognize any gain with respect to such shares as a result of such delivery, but the amount of gain, if any, which is not so recognized will be excluded from his basis in the new shares received.

         The Company will be entitled to a deduction for Federal income tax purposes at such time and in the same amount as the amount included in ordinary income by the optionee upon exercise of his NSO, subject to the usual rules as to reasonableness of compensation and provided that the Company timely complies with the applicable information reporting requirements.

Incentive Stock Options:

         In general, neither the grant nor the exercise of an ISO will result in taxable income to an optionee or a deduction to the Company. However, for purposes of the alternative minimum tax, the spread on the exercise of an incentive stock option will be considered as part of the optionee's income.

         The sale of the shares of Common Stock received pursuant to the exercise of an ISO which satisfies the holding period rules will result in capital gain to an optionee and will not result in a tax deduction to the Company. To receive incentive stock option treatment as to the shares acquired upon exercise of an ISO, an optionee must neither dispose of such shares within two years after the option is granted nor within one year after the exercise of the option. In addition, an optionee generally must be an employee of the Company (or a subsidiary of the Company) at all times between the date of grant and the date three months before exercise of the option.

         If the holding period rules are not satisfied, the portion of any gain recognized on the disposition of the shares acquired upon the exercise of an ISO that is equal to the lesser of (a) the fair market value of the Common Stock on the date of exercise minus the exercise price or (b) the amount realized on the disposition minus the exercise price, will be treated as ordinary (compensation) income, with any remaining gain being treated as capital gain. The Company will be entitled to a deduction equal to the amount of such ordinary income.

         If an optionee makes payment of the exercise price by delivering shares of Common Stock, he generally will not recognize any gain with respect to such shares as a result of such delivery, but the amount of gain, if any, which is not so recognized will be excluded from his basis in the new shares received. However, the use by an optionee of shares previously acquired pursuant to the exercise of an ISO to exercise an ISO will be treated as a taxable disposition if the transferred shares were not held by the participant for the requisite holding period.

        PROPOSAL 4 - PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION
                TO RESTRUCTURE THE CAPITALIZATION OF THE COMPANY

         The Company's Certificate of Incorporation presently authorizes the issuance of 16,163,664 shares of capital stock: 10,000,000 shares of Common Stock and 6,163,664 shares of preferred stock, including 63,664 shares of $.78 Convertible Series A preferred stock and 70,000 shares of preferred stock to be reserved for issuance as shares of Series B Junior preferred stock, par value $.01 per share (the "Junior Preferred Stock"). The Company's Certificate of Incorporation originally authorized the issuance of 20,000,000 shares of capital stock: 10,000,000 shares of Common Stock and 10,000,000 shares of preferred stock. However, as a result of the settlement of the Winston Actions and conversions of shares of Preferred Stock to Common Stock, the Company has filed a Certificate of Retirement retiring 3,836,336 shares of preferred stock. As of April 26, 1999, 16,423 shares of Preferred Stock and no shares of Junior Preferred Stock were outstanding. Accordingly, there are currently 6,147,241 shares of preferred stock that are unissued and not reserved for issuance.

         The Company must pay annual franchise taxes to the State of Delaware based, in part, on the number of authorized shares of its capital stock. As the Company does not currently anticipate a need to have authorized more than 1,000,000 shares of preferred stock for issuance in the future, the Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders to amend the Company's Certificate of Incorporation to reduce the number of authorized shares of capital stock and preferred stock of the Company so that there are 11,000,000 shares of total authorized capital stock and 1,000,000 shares of authorized preferred stock.

         The text of the proposed amendment to the Certificate of Incorporation is attached to this Proxy Statement as Exhibit B.

         The affirmative vote of a majority of the outstanding shares of Common Stock is necessary to adopt the amendment.

         The Board of Directors recommends a vote FOR the proposal to amend the Company's Certificate of Incorporation to reduce the number of authorized shares of capital stock and preferred stock of the Company.

         Proxies received in response to this solicitation will be voted FOR the proposal to adopt the amendment unless otherwise specified in the proxy.

    PROPOSAL 5 - PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION TO AMEND PROCEDURES FOR THE SUBMISSION BY A HOLDER OF THE COMPANY'S COMMON STOCK OF
        A PROPOSAL TO BE CONSIDERED AT AN ANNUAL MEETING OF STOCKHOLDERS

         Under the proxy rules promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by the Securities and Exchange Commission (the "Commission"), stockholder proposals received by a company more than 120 days prior to the mailing date of the prior year's proxy statement must be included in the next year's proxy statement (unless otherwise excludable pursuant to Rule 14a-8(i) of the Exchange Act, subject to certain exceptions). Stockholder proposals received within the 120-day period are not required to be included in the next year's proxy statement. However, unless otherwise provided for in a company's governing documents, if a company has notice of a matter intended to be submitted by a stockholder at the next year's annual meeting of stockholders and it has such notice more than 45 days before the date of the mailing of the prior year's proxy statement, a company does not have discretionary authority to vote uninstructed stockholder proxies with regard to such matter unless a company includes certain disclosure in the proxy statement and/or if the proponent fails to take certain actions itself.

         Currently, the Company's Certificate of Incorporation, as amended, provides that in order to be timely, "a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made." This provision of the Company's Certificate of Incorporation does not comply with the 120-day notification period of Rule 14a-8 promulgated under the Exchange Act. In addition, the Company believes that the 45-day notice deadline is onerous because, as a practical matter, the Company would not be able to finalize its proxy statement until after the applicable date, thereby potentially disrupting the normal proxy preparation and Commission review process and limiting the Company's ability to provide stockholders with a greater number of days notice of the annual meeting and sufficient time to consider the matters to be voted upon.

         The Board of Directors, therefore, recommends that the stockholders approve the proposal at the Meeting to amend the Company's Certificate of Incorporation to amend the procedures set forth in Section 1 of Article IX thereof to provide that no business may be brought before an annual meeting of stockholders except by a stockholder entitled to vote who has complied with the relevant provisions set forth in the proxy rules promulgated by the Commission in connection with stockholder proposals for inclusion in proxy statements. If such amendment to the Company's Certificate of Incorporation were currently in effect, no business could be brought before an annual meeting of stockholders except by a stockholder entitled to vote who has delivered notice to the Company not less than 120 days prior to the mailing date of the prior year's proxy statement. For example, the mailing date of this Proxy Statement is April [30], 1999 and the Meeting date is May 28, 1999. Therefore, a stockholder entitled to submit a proposal pursuant to Rule 14a-8 would be required to submit such proposal by January [1], 2000, which is 120 days before April [30], 2000, however, since such date is a Saturday, the stockholder is required to submit such proposal by January [3], 2000. This assumes that the Annual Meeting of Stockholders to be held in 2000 is within 30 days of May 28, 2000. If the Annual Meeting of Stockholders to be held in 2000 is held more than 30 days before or after May 28, 2000, then such deadline is a reasonable time before the Company begins to print and mail its proxy materials.

         The text of the proposed amendment to the Certificate of Incorporation is attached to this Proxy Statement as Exhibit C.

         The affirmative vote of the holders of not less than 75% of the outstanding shares of Common Stock is necessary to adopt the amendment. Concord has indicated that it intends to vote the shares of Common Stock beneficially owned by it, which constitute in excess of 68% of the outstanding shares of Common Stock, in favor of the proposed amendment to the Certificate of Incorporation.

         The Board of Directors recommends a vote FOR the proposal to amend the Company's Certificate of Incorporation to amend the procedures set forth in
Section 1 of Article IX for the submission by a holder of the Company's Common Stock of a proposal to be considered at an annual meeting of stockholders.

         Proxies received in response to this solicitation will be voted FOR the proposal to adopt the amendment unless otherwise specified in the proxy.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company, certain past and present members of its Board of Directors and executive officers, and Concord were named as defendants in the Winston Actions, which were commenced in 1996. On August 5, 1998, the counsel for the named plaintiff in the Winston Actions and the counsel for the defendants entered into a Stipulation and Agreement of Settlement (the "Settlement Agreement") which memorialized the terms of a settlement (the "Settlement") of the Winston Actions. On January 28, 1999, the Delaware Court approved the Settlement which approval became final effective as of the close of business on March 5, 1999. In connection with the Winston Actions, the Company retained counsel for all of the defendants, including, without limitation, Leonard S. Mandor, Robert A. Mandor, Harvey Jacobson, Gregory McMahon and Geoffrey Aaronson (each of whom is a director and/or officer of the Company) and assumed responsibility for the payment of all legal fees incurred by such persons in connection with the Winston Actions and the Settlement.

         In December 1990, the Company entered into an executive management agreement, as amended (the "Executive Management Agreement"), with Concord, pursuant to which the Company provides management services and assists Concord in the management of certain properties (the "Concord Properties") owned by Concord and its affiliates, including limited partnerships controlled by Concord or affiliates of Concord. Pursuant to the Executive Management Agreement, which is renewable annually, the Company makes available to Concord certain personnel of the Company to provide management services (the "Management Services") to Concord in connection with which Concord is required to reimburse the Company based upon the hourly wage rate of such personnel, and the Company provides Concord with office space and general office services. The Management Services include overseeing all financing, acquisitions, dispositions and operational functions of the relevant Concord Properties. The operational functions of the Management Services include procuring and maintaining insurance, leasing, supervising and administering expansion and maintenance projects, and performing all other necessary services for maintaining the Concord Properties involved. Under the Executive Management Agreement, affiliates of Concord engaged in real estate brokerage activities may receive brokerage or leasing commissions in connection with the purchase, sale or leasing of properties by the Company. In March 1995, the Executive Management Agreement was amended to reduce by 50% the quarterly fee paid by Concord to the Company for Management Services to its present quarterly fee of $12,500 and to reduce by 50% the amount reimbursed by Concord for office space and general office services. This reduction was occasioned by a significant decrease in the Management Services. Pursuant to the Executive Management Agreement, Concord owes the Company $67,491 and $163,188 for expenses incurred by the Company in 1998 and 1997, respectively. In addition, Concord owes the Company $76,576 and $69,910 for various services provided by the Company to Concord in 1998 and 1997, respectively, pursuant to the Executive Management Agreement. Leonard S. Mandor and Robert A. Mandor are the only shareholders, the only directors and the Chief Executive Officer and the President and Chief Financial Officer, respectively, of Concord. Harvey Shore is the Secretary and a Senior Vice President of Concord and Joseph P. Otto is a Vice President of Concord. Leonard S. Mandor and Robert A. Mandor both beneficially own in excess of 10% of the outstanding common stock of Concord.

         Milestone Properties Management, Inc. ("MPMI"), one of the Company's wholly owned subsidiaries, is a party to a property management agreement (the "Property Management Agreement") with Concord under which MPMI manages certain properties owned by Concord and its affiliates, including limited partnerships controlled by Concord or affiliates of Concord. MPMI received $40,437 in termination fees and incurred $10,725 of accelerated amortization in connection with the termination of management agreements for the year ended December 31, 1998, resulting from the sale or foreclosure of properties owned by limited partnerships syndicated by Concord. As of December 31, 1998, MPMI performed property management and leasing services for seven of Concord's shopping centers pursuant to the Property Management Agreement.

         The Company's obligations as master lessee under 25 leases on commercial real estate properties are guaranteed by Concord. The Company has no obligation to indemnify Concord with respect to such guarantees.

         See the section "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION" of this Proxy Statement for a discussion of certain other relationships and related transactions between the Company and each of Geoffrey
S. Aaronson and Gregory McMahon, directors of the Company.

                       PROPOSAL 6 - SELECTION OF AUDITORS

         The Board of Directors has selected Ahearn, Jasco + Company, P.A., independent auditors, as auditors for the Company for the year ending December 31, 1999. Ahearn, Jasco + Company, P.A. were the auditors for the Company for the year ended December 31, 1998. Although stockholder ratification of the Board of Directors' action in this respect is not required, the Board of Directors considers it desirable for holders of shares of Common Stock to pass upon the selection of auditors. By virtue of its ownership of in excess of 70% of the outstanding shares of Common Stock, Concord has the power to cause the ratification of Ahearn, Jasco + Company, P.A., as auditors for the Company for the year ending December 31, 1999. Concord has indicated to the Company that it intends to vote its shares of Common Stock in favor of the ratification of the selection of Ahearn, Jasco + Company, P.A., as the Company's auditors for 1999.

         It is expected that representatives of Ahearn, Jasco + Company, P.A., will be present at the Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

         The Board of Directors recommends a vote FOR ratification of the appointment of the auditors. Proxies received from holders of shares of Common Stock will be voted FOR the appointment of Ahearn, Jasco + Company, P.A., as auditors for the Company, unless otherwise specified in the proxy.

                        CHANGES IN CERTIFYING ACCOUNTANT

         On October 28, 1998, the Company terminated its relationship with the accounting firm of Deloitte & Touche LLP as the independent auditor of the Company's financial statements. Deloitte & Touche LLP's reports on the Company's consolidated balance sheets as of December 31, 1996 and 1997, and the related consolidated statements of revenues and expenses, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997 did not contain any adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principles. Furthermore, during the above mentioned periods and the interim periods ended June 30, 1998 and through October 28, 1998, the Company had no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable event, which disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

         The Company has never been advised by Deloitte & Touche LLP that (i) the internal controls necessary for the Company to develop reliable financial statements do not exist; (ii) information had come to its attention that led it to no longer be able to rely on management's representations or that had made it unwilling to be associated with the financial statements prepared by management; (iii) there was a need to expand significantly the scope of the audit, or that information had come to its attention that, if further investigated, may (or may have): (a) materially impact (or impacted) the fairness or reliability of either a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the year ended December 31, 1998, or (b) cause (or caused) it to be unwilling to rely on management's representations or to be associated with the Company's financial statements or (iv) information has (or had) come to its attention that it has (or had) concluded materially impacts (or impacted) the fairness or reliability of either: (a) a previously issued audit report or the underlying financial statements, or (b) the financial statements issued or to be issued for the year ended December 31, 1998 (including information that, unless resolved to the satisfaction of Deloitte & Touche LLP, would prevent it from rendering an unqualified audit report on such financial statements).

         On November 2, 1998, the Company retained the accounting firm of Ahearn, Jasco + Company, P.A. as its new independent auditor to audit the Company's financial statements for the fiscal year ended December 31, 1998. Neither during the period ended June 30, 1998 and through November 2, 1998 nor during the Company's three most recent fiscal years, did the Company consult with Ahearn, Jasco + Company, P.A. regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of the Company.

         The decision to change accounting firms as the Company's independent auditor to audit the Company's financial statements was approved by the Audit Committee of the Company's Board of Directors on October 27, 1998.

                    STOCKHOLDER PROPOSALS AND OTHER BUSINESS

         Any eligible stockholder of the Company who wishes to submit a proposal for action at the next annual meeting of stockholders of the Company and desires that such proposal be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting must provide a written copy of the proposal to the Company at its principal executive offices prior to January [3], 2000 and must otherwise comply with the rules of the Commission and the Company's governing documents relating to stockholder proposals.

         The proxy or proxies designated by the Company will have discretionary authority to vote on any matter properly presented by an eligible stockholder of the Company for action at the next annual meeting of stockholders of the Company but not submitted for inclusion in the proxy materials for such meeting unless notice of the matter is received by the Company at its principal executive office prior to March [1], 2000 but no earlier than January [31], 2000 and certain conditions of the applicable rules of the Commission are satisfied. However, if the stockholders of the Company approve and adopt the proposal to amend the Company's Certificate of Incorporation as set forth in Proposal 5 of this Proxy Statement, the date referred to in the preceding sentence will be January [3], 2000.

                           ANNUAL REPORT ON FORM 10-K

         A copy of the Company's Annual Report on Form 10-K and Amendment No.1 to the Company's Annual Report on Form 10-K/A for the year ended December 31, 1998 is being mailed simultaneously with this Proxy Statement.

         COPIES OF THE EXHIBITS TO THE COMPANY'S ANNUAL REPORT ON FORM 10-K AND AMENDMENT NO. 1 TO THE COMPANY'S ANNUAL REPORT ON FORM 10-K/A FOR THE YEAR ENDED DECEMBER 31, 1998 WILL BE FURNISHED TO REQUESTING STOCKHOLDERS UPON PAYMENT OF THE COMPANY'S EXPENSES IN FURNISHING SUCH EXHIBITS. ANY SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO THE COMPANY AT 150 E. PALMETTO PARK ROAD, 4TH FLOOR, BOCA RATON, FLORIDA 33432, ATTENTION: DIRECTOR OF STOCKHOLDER SERVICES.

                                 MISCELLANEOUS

         The Company will bear the cost of preparing, assembling and mailing the enclosed proxy card, this Proxy Statement and other material, which may be sent to the Company's stockholders in connection with this solicitation. Solicitation may be made by mail, telephone, telegraph and personal interview. The Company may reimburse persons holding shares in their names or in the names of nominees for their expenses in sending proxies and proxy material to their principals.

                                     By order of the Board of Directors,

                                     HARVEY SHORE
                                     Secretary
Boca Raton, Florida
April [30], 1999

                                                             EXHIBIT A

                           MILESTONE PROPERTIES, INC.

                           1999 STOCK INCENTIVE PLAN

                  (as adopted effective as of March 24, 1999)

         1.       Purpose.
                  --------

         The purposes of the Milestone Properties, Inc. 1999 Stock Incentive Plan (the "Plan") are to induce certain individuals to remain in the employ or service of, or to continue to serve as directors of or as independent consultants, advisers or agents to, Milestone Properties, Inc. (the "Company") and its present and future subsidiary corporations (each a "Subsidiary"), as defined in section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"), to attract new individuals to enter into such employment and service and to encourage such individuals to secure or increase on reasonable terms stock ownership in the Company. The Board of Directors of the Company (the "Board") believes that the granting of awards (the "Awards") under the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company and aid in securing its continued growth and financial success.

         2.       Shares Subject to Plan.
                  -----------------------

         The maximum number of shares of the common stock, par value $0.01 per share (the "Common Stock"), of the Company that may be delivered to participants ("Participants") and their beneficiaries under the Plan shall be 500,000. For purposes of this Section 2, the number of shares that may be delivered under the Plan shall be determined after giving effect to the use by a Participant of the right, if granted, to deliver shares of Common Stock in payment of all or a portion of the option price or the use by a Participant of the right, if granted, to cause the Company to withhold from the shares of Common Stock otherwise deliverable to him or her upon the exercise of stock options shares of Common Stock in payment of all or a portion of his or her withholding obligation arising from such exercise (i.e., only the number of shares issued net of the shares tendered or withheld shall be deemed delivered for purposes of determining the maximum number of shares available for delivery under the Plan). Shares subject to an Award that have not been purchased or otherwise delivered upon the expiration or termination of such Award shall not be deemed to have been used under the Plan and shall be available for purposes of making additional Awards under the Plan.

         3.       Administration.
                  ---------------

         (A) The Plan shall be administered by a committee (the "Committee") which shall consist of two or more members of the Board. The Committee shall be appointed annually by the Board, which may at any time and from time to time remove any members of the Committee, with or without cause, appoint additional members to the Committee and fill vacancies, however caused, in the Committee. In the event that no Committee shall have been appointed, the Plan shall be administered by the Board and, in such event, references herein to the "Committee" shall refer to the Board. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members present at a meeting duly called and held except that the Committee may delegate to any one of its members the authority of the Committee with respect to the grant of Awards to a person who shall not be an officer and/or director of the Company and who is not, and may not reasonably be expected to become, a "covered employee" within the meaning of section 162(m)(3) of the Code. Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee (or by a member of the Committee to whom authority has been delegated) shall be fully as effective as if it had been made at a meeting duly called and held.

         (B) The Committee's powers and authority shall include, but not be limited to (i) selecting individuals for participation who are directors, officers or employees of, or consultants to, the Company or any subsidiary of the Company or other entity in which the Company has a significant equity or other interest (a "Subsidiary") as determined by the Committee; (ii) determining the types and terms and conditions of all awards granted, including performance and other earnout and/or vesting contingencies; (iii) permitting transferability of awards to third parties; (iv) interpreting the Plan's provisions; and (v) administering the Plan in a manner that is consistent with its purpose. The Committee's determination on the matters referred to in this
Section 3(B) shall be conclusive. Any dispute or disagreement which may arise under or as a result of or with respect to any Award shall be determined by the Committee, in its sole discretion, and any interpretations by the Committee of the terms of any Award shall be final, binding and conclusive.

         4.       Types of Awards.
                  ----------------

                  An Award may be granted singularly, in combination with one or more Awards or in tandem (whereby exercise or vesting of one Award held by a Participant cancels another award held by the Participant). Subject to Section 6 hereof, an Award may be granted as an alternative to or replacement of an existing Award under the Plan or under any other compensation plan or arrangement of the Company, including the plan of any entity acquired by the Company. The types of Awards that may be granted under the Plan include:

         (A) A stock option, which represents a right to purchase a specified number of shares of Common Stock during a specified period at a price per share which is no less than that required by Section 6 hereof. Options will be either
(a) "incentive stock options" (which term, when used herein, shall have the meaning ascribed thereto by the provisions of section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code")) or (b) options which are not incentive stock options ("non-qualified stock options"), as determined at the time of the grant thereof by the Committee.

         (B) A stock appreciation right, which is a right to receive a payment in cash, shares of Common Stock or a combination thereof, equal to the excess of the aggregate market price at the time of exercise of a specified number of shares of Common Stock over the aggregate exercise price of the stock appreciation rights being exercised.

         (C) A stock award, which is a grant of shares or of a right to receive shares of Common Stock (or their cash equivalent or a combination of both) in the future. Each stock award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine. These may include continuous service and/or the achievement of performance goals. The performance goals that may be used by the Committee for such awards shall consist of cash generation targets, profit, revenue and market share targets, profitability targets as measured by return ratios, stockholder return or other similar criteria. The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes with the measurement based on Company or business unit performance and/or on performance as compared with that of other publicly traded companies.

         5.       Eligibility.
                  ------------

         An Award may be granted only to (a) employees of the Company or a Subsidiary, (b) directors of the Company or a Subsidiary who are not employees of the Company or a Subsidiary ("Outside Directors"), (c) employees of a corporation which has been acquired by the Company or a Subsidiary, whether by way of exchange or purchase of stock, purchase of assets, merger or reverse merger, or otherwise, who hold options with respect to the stock of such corporation which the Company has agreed to assume and (d) independent consultants, advisers or agents who render services to the Company or a Subsidiary.

         6.       Stock Option Prices and Fair Market Value.
                  ------------------------------------------

         (A) Except as otherwise provided in Section 14 hereof, the initial per share option price of any stock option which is an incentive stock option shall not be less than the fair market value of a share of Common Stock on the date of grant; provided, however, that, in the case of a Participant who owns (within the meaning of section 424(d) of the Code) more than 10% of the total combined voting power of the Common Stock at the time a stock option which is an incentive stock option is granted to him or her, the initial per share option price shall not be less than 110% of the fair market value of a share of Common Stock on the date of grant.

         (B) Except as otherwise provided in Sections 6(C) and 14 hereof, the initial per share option price of any stock option which is a non-qualified stock option shall not be less than 50% of the fair market value of a share of Common Stock on the date of grant.

         (C) The initial per share option price of any stock option which is granted to an Outside Director shall be equal to the fair market value of a share of Common Stock on the date of grant.

         (D) For all purposes of this Plan, the fair market value of a share of Common Stock on any date, if the Common Stock is then listed on a national securities exchange or traded on the OTC Electronic Bulletin Board and if 25,000 or more shares of Common Stock trade on such date, shall be equal to the closing sale price of a share of Common Stock on such date or, if less than 25,000 shares of Common Stock trade on such date or if the shares of Common Stock are not then listed on a national securities exchange or traded on the OTC Electronic Bulletin Board, the fair market value of a share of Common Stock on such date shall be determined in good faith by the Committee.

         7.       Option Term.
                 ------------

         Options shall be granted for such term as the Committee shall determine, not in excess of 10 years from the date of the granting thereof; provided, however, that, except as otherwise provided in Section 14 hereof, in the case of a Participant who owns (within the meaning of section 424(d) of the Code) more than 10% of the total combined voting power of the Common Stock at the time an Option which is an incentive stock option is granted to him or her, the term with respect to such Option shall not be in excess of five years from the date of the granting thereof.

         8.       Limitation on Amount of Awards Granted.
                  ---------------------------------------

         (A) Except as otherwise provided in Section 14 hereof, the aggregate fair market value of the shares of Common Stock for which any Participant may be granted incentive stock options which are exercisable for the first time in any calendar year (whether under the terms of the Plan or any other stock option plan of the Company) shall not exceed $100,000.

         (B) No Participant shall be granted stock options and/or stock appreciation rights during any calendar year to purchase more than 100,000 shares of Common Stock.

         (C) Subject to Section 2 and Sections 8(A), 8(B) and 8(D), the following additional maximums are imposed under the Plan. The maximum number of shares of Common Stock that may be covered by stock options intended to be incentive stock options shall be 500,000. The maximum number of shares of Common Stock that may be issued in conjunction with Awards granted pursuant to
Section 4(C) shall be 250,000. The maximum payment that may be made for awards granted to any one individual pursuant to Section 4(C) hereof shall be $250,000 for any single or combined performance goals established for a specified performance period. For purposes of payments under Section 4(C) hereof, the value of the Common Stock for determining this maximum individual payment amount shall be the fair market value of a share of Common Stock on the first day of the applicable performance period. A specified performance period for purposes of this performance goal payment limit shall not exceed a 60 consecutive month period.

         (D) Subject to the overall limitation on the number of shares of Common Stock that may be delivered under the Plan, the Committee may use available shares of Common Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company, including the plan of any entity acquired by the Company.

         9.       Adjustment of Number of Shares.
                  -------------------------------

         (A) In the event that a dividend shall be declared upon the Common Stock payable in shares of Common Stock, the number of shares of Common Stock then subject to any Award and the number of shares of Common Stock available for purchase or delivery under the Plan but not yet covered by an Award shall be adjusted by adding to each share the number of shares which would be distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend. If shares of Common Stock shall be converted, changed or exchanged for or into a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation, then there shall be substituted for each share of Common Stock (i) then subject to any Award, (ii) which may be issued under the Plan but not yet covered by an Award, or (iii) which may be purchased upon the exercise of stock options granted under the Plan but not yet covered by a stock option, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged.

         (B) If there shall be any change in the number of outstanding shares of Common Stock or if the Common Stock shall be converted, changed or exchanged into or for any other security other than as provided in Section 9A hereof, then the Committee shall, in its sole discretion, have the power to determine that such change equitably requires an adjustment in the number or kind of shares then subject to any Award and the number or kind of shares available for issuance in accordance with the provisions of the Plan but not yet covered by an Award, and any such adjustment made by the Committee shall be effective and binding for all purposes of the Plan and of each Award.

         (C) In the case of any substitution or adjustment in accordance with the provisions of this Section 9, the option price in each stock option for each share covered thereby prior to such substitution or adjustment shall be the option price for all shares of stock or other securities which shall have been substituted for such share or to which such share shall have been adjusted in accordance with the provisions of this Section 9.

         (D) No adjustment or substitution provided for in this Section 9 shall require the Company to issue a fractional share under any Award or to sell a fractional share under any stock option.

         (E) In the event of the dissolution or liquidation of the Company, or a merger, reorganization or consolidation in which the Company is not the surviving corporation, the Board, in its discretion, may accelerate the payment of any Award, the exercisability of each Award and/or terminate the same within a reasonable time thereafter.

         10.      Purchase for Investment, Withholding and Waivers.
                  -------------------------------------------------

         (A) Unless the delivery of shares under any Award shall be registered under the Securities Act of 1933, such Participant shall, as a condition of the Company's obligation to deliver such shares, be required to represent to the Company in writing that he or she is acquiring such shares for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any thereof.

         (B) In the event of the death of a Participant, an additional condition of exercising any Award shall be the delivery to the Company of such tax waivers and other documents as the Committee shall determine.

         (C) An additional condition of exercising any non-qualified stock option shall be the entry by the Participant into such arrangements with the Company with respect to withholding as the Committee shall determine.

         11. No Stockholder Status; No Restrictions on Corporate Acts; No Employment Right.
             -------------------------------------------------------------

         (A) Neither any Participant nor his or her legal representatives, legatees or distributees shall be or be deemed to be the holder of any share of Common Stock covered by an Award unless and until a certificate for such share has been issued. Upon payment of the purchase price therefor, a share issued upon exercise of an Award shall be fully paid and non-assessable.

         (B) Neither the existence of the Plan nor any Award shall in any way affect the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.

         (C) Neither the existence of the Plan nor the grant of any Award shall require the Company or any Subsidiary to continue any Participant in the employ or service of the Company or such Subsidiary.

         12.      Termination and Amendment of the Plan.
                  --------------------------------------

         (A) The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable; provided, however, that the Board may not, without further approval of the holders of the shares of Common Stock, increase the number of shares of Common Stock as to which Awards may be granted under the Plan (as adjusted in accordance with the provisions of Section 9 hereof), or change the class of persons eligible to participate in the Plan, or change the manner of determining stock option prices. Except as otherwise provided in Section 14 hereof, no termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted, adversely affect the rights of such Participant under such Award.

         13.      Expiration and Termination of the Plan.
                  ---------------------------------------

         The Plan shall terminate on March 23, 2009 or at such earlier time as the Board may determine; provided, however, that the Plan shall terminate immediately if it shall not be approved by the stockholders of the Company at its 1999 Annual Meeting of Stockholders. Awards may be granted under the Plan at any time and from time to time prior to its termination. Any Award outstanding under the Plan at the time of the termination of the Plan, other than an Award that is made prior to the approval of the Plan by its stockholders, shall remain in effect until such Award shall have been exercised or shall have expired in accordance with its terms.

         14.      Stock Options Granted in Connection With Acquisitions.
                 ------------------------------------------------------

         If the Committee determines that, in connection with the acquisition by the Company or a Subsidiary of another corporation which will become a Subsidiary or division of the Company (such corporation being hereafter referred to as an "Acquired Subsidiary"), stock options may be granted hereunder to employees and other personnel of an Acquired Subsidiary in exchange for then outstanding stock options to purchase securities of the Acquired Subsidiary. Such stock options may be granted at such option prices, may be exercisable immediately or at any time or times either in whole or in part, and may contain such other provisions not inconsistent with the Plan, or the requirements set forth in Section 12 hereof that certain amendments to the Plan be approved by the stockholders of the Company, as the Committee, in its discretion, shall deem appropriate at the time of the granting of such stock options.

                                                                      EXHIBIT B

               PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF
         INCORPORATION TO RESTRUCTURE THE CAPITALIZATION OF THE COMPANY

         RESOLVED, that ARTICLE IV of the Certificate of Incorporation of the Company be and hereby is deleted and the following substituted in lieu thereof:

                                   ARTICLE IV

                                 Capital Stock

         The total number of shares of all classes of stock which the Corporation has the authority to issue is 11,000,000 which shall consist of:

             10,000,000 shares of common stock, $.01 par value per share; and

             1,000,000 shares of preferred stock, $.01 par value per share.

         The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article IV, to provide for the issuance of any or all of the shares of preferred stock in classes or series, and to establish from time to time the number of shares to be included in each class or series, and to fix by resolution the voting powers, full or limited, or no voting powers, and the designations, preferences and relative, participating, optional or other special rights of the shares of each class or series and the qualifications, limitations or restrictions thereof.

         The authority of the Board with respect to each class or series of preferred stock shall include, but not be limited to, determination of the following:

                  A. The number of shares constituting the class or series and the distinctive designation of the class or series;

                  B. The dividend rate on the shares of the class or series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payments of dividends on shares of the class or series;

                  C. Whether the class or series will have voting rights, and, if so, the terms of the voting rights;

                  D. Whether the class or series will have conversion privileges, and, if so, the terms and conditions of the conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

                  E. Whether or not the shares of the class or series will be redeemable, and, if so, the terms and conditions of redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                  F. Whether the class or series shall have a sinking fund for the redemption or purchase of shares of the class or series, and, if so, the terms and amounts of the sinking fund;

                  G. The rights of the shares of the class or series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of the class or series; and

                  H. Any other powers, terms, rights, qualifications, preferences, limitations and restrictions, if any, of the series as the Board of Directors may lawfully fix under the laws of the State of Delaware as in effect at the time of the creation of such series.

         Any of the powers, voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such class or series of stock may be made dependent upon facts ascertainable outside this Certificate of Incorporation or of any amendment thereof, or outside the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors pursuant to the authority expressly granted herein, provided that the manner in which such facts shall operate upon the powers, voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such class or series of stock is clearly and expressly set forth in this Certificate of Incorporation or in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors.

                                                                      EXHIBIT C

                      PROPOSED AMENDMENT TO THE COMPANY'S
     CERTIFICATE OF INCORPORATION TO AMEND PROCEDURES FOR PROPERLY BRINGING
         STOCKHOLDER BUSINESS BEFORE AN ANNUAL MEETING OF STOCKHOLDERS

         RESOLVED, that Section 1 of ARTICLE IX of the Certificate of Incorporation of the Company be and hereby is deleted and the following substituted in lieu thereof:

         Section 1. Annual Meetings. Annual meetings of the stockholders of the Corporation for the election of directors shall be held on a date and at a time and place designated by or in the manner provided in the Bylaws. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a registered stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must otherwise be a proper matter for stockholder action in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and interpretations thereunder (or any successor law or provision thereto), and Delaware law. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation at such time as is determined in accordance with the proxy rules promulgated by the Securities and Exchange Commission (the "Commission") relating to the inclusion of proposals in proxy statements. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting all information regarding such nominee and such matter as is required to be included in a proxy statement pursuant to the proxy rules promulgated by the Commission. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Article IX, Section 1. The Chairman of the annual meeting shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the provisions of this Article IX, Section 1, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

                               Preliminary Copies

                           MILESTONE PROPERTIES, INC.

                                   P R O X Y

                         Annual Meeting of Stockholders

                                  May 28, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby constitutes and appoints LEONARD S. MANDOR, ROBERT A. MANDOR and HARVEY SHORE, or any of them acting singly in the absence of the other, attorney with the power of substitution and revocation in any of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all of the shares of Common Stock of Milestone Properties, Inc. (the "Company"), as indicated herein, held of record by the undersigned on April 26, 1999, at the Annual Meeting of Stockholders to be held at 575 Madison Avenue, 11th Floor, New York, New York 10022, on May 28, 1999 at 10:00 a.m. and at any adjournment(s) thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof.

         This proxy, when properly executed, will be voted as directed herein with respect to the matters set forth on the reverse side of this proxy. If this proxy is executed but no directions are given, this proxy will be voted FOR the election as directors of the two nominees nominated in Proposal 1 to serve as Class II directors of the Company to be elected by the holders of Common Stock, FOR the election as a director of the nominee nominated in Proposal 2 to serve as a Class III director of the Company to be elected by the holders of the Common Stock, FOR the proposal to approve the Company's 1999 Stock Incentive Plan, FOR the proposal to amend the Company's Certificate of Incorporation to reduce the number of authorized shares of capital stock and preferred stock of the Company, FOR the proposal to amend the Company's Certificate of Incorporation to amend the procedures for the submission by a holder of the Company's Common Stock of a proposal to be considered at an annual meeting of stockholders and FOR the ratification of the appointment of Ahearn, Jasco + Company, P.A. to serve as independent auditors for the Company. In their discretion, the proxies named above are authorized to vote upon such other matters as may properly come before the Meeting or any adjournment(s) thereof.

(Continued and to be dated and signed on the reverse side.)

1. The election of two Class II directors to be elected by the holders of the Company's Common Stock.

        / / FOR all nominees listed below        / / WITHHOLD AUTHORITY to vote
           (except as indicated below)           for all nominees listed below

        Nominees: ROBERT A. MANDOR and HARVEY JACOBSON
        (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write such nominee's name in the space provided below.)

2. The election of one Class III director to be elected by the holders of the Company's Common Stock.

        / / FOR the nominee listed below       / / WITHHOLD AUTHORITY to vote
                                                  for the nominee listed below

        Nominee:  LEONARD S. MANDOR

3.      The approval of the Company's 1999 Stock Incentive Plan.

        / / FOR            / / AGAINST               / / ABSTAIN

4. The approval of the amendment to the Company's Certificate of Incorporation to reduce the number of authorized shares of capital stock and preferred stock of the Company.

        / / FOR            / / AGAINST               / / ABSTAIN

5. The approval of the amendment to the Company's Certificate of Incorporation to amend the procedures for the submission by a holder of the Company's Common Stock of a proposal to be considered at an annual meeting of stockholders.

        / / FOR            / / AGAINST               / / ABSTAIN

6. The ratification of the appointment of Ahearn, Jasco + Company, P.A. to serve as independent auditors for the Company for the year ending December 31, 1999.

        / / FOR            / / AGAINST               / / ABSTAIN

                                                    Change of Address or
                                                    Comments Mark Here

                  Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties to the joint tenancy should sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if mailed in the United States. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Proxy Statement dated in each case, April [30], 1999.

                                          Dated: ____________________, 1999

                                          _________________________________
                                                    Signature

                                          _________________________________
                                           Signature if held jointly

                                          Votes MUST be indicated
                                            (x) in Black or Blue ink.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE
ENCLOSED ENVELOPE.

                               Preliminary Copies

                           MILESTONE PROPERTIES, INC.

                                   P R O X Y

                         Annual Meeting of Stockholders

                                  May 28, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby constitutes and appoints LEONARD S. MANDOR, ROBERT A. MANDOR and HARVEY SHORE, or any of them acting singly in the absence of the other, attorney with the power of substitution and revocation in any of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all of the shares of Preferred Stock of Milestone Properties, Inc. (the "Company"), as indicated herein, held of record by the undersigned on April 26, 1999, at the Annual Meeting of Stockholders to be held at 575 Madison Avenue, 11th Floor, New York, New York 10022, on May 28, 1999 at 10:00 a.m. and at any adjournment(s) thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof.

         This proxy, when properly executed, will be voted as directed herein with respect to the matter set forth on the reverse side of this proxy. If this proxy is executed but no directions are given, this proxy will be voted for the election as directors of both nominees nominated in Proposal 2 to serve as Class III directors of the Company elected by holders of the Preferred Stock.

        The election of two Class III directors to be elected by the holders of the Company's Preferred Stock.

        / / FOR all nominees listed below    / / WITHHOLD AUTHORITY to vote
           (except as indicated below)           for all nominees listed below

        Nominees: GREGORY MCMAHON and HARVEY JACOBSON
        (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write such nominee's name in the space provided below.)

_______________________________________________________________________________

                                                   Change of Address or
                                                   Comments Mark Here

                  Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties to the joint tenancy should sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if mailed in the United States. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Proxy Statement dated in each case, April [30], 1999.

                                       Dated: ____________________, 1999


                                       _________________________________
                                                 Signature

                                       _________________________________
                                           Signature if held jointly

                                       Votes MUST be indicated
                                         (x) in Black or Blue ink.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE
ENCLOSED ENVELOPE.